SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement         [ ]        Confidential; for use
[X]        Definitive Proxy Statement                     of the Commission Only
[ ]        Definitive Additional Materials                (as permitted by Rule
[ ]        Soliciting Material Pursuant to                14a-6(e)(2))
           Rule 14a-11 or Rule 14a-12

                               CONOLOG CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                (Name of Person(s) Filing Information Statement)

                               CONOLOG CORPORATION
                                 5 Columbia Road
                          Somerville, New Jersey 08876
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 1999
--------------------------------------------------------------------------------

To the Shareholders of
CONOLOG CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONOLOG CORPORATION (the "Company"), a Delaware corporation, will be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, on Thursday, June 17, 1999, at 5:00 p.m., local time, for the following purposes:

     1. To elect five directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To consider and act upon a proposal to approve a certain Option Agreement between the Company and CLOG LLC;

     3. To consider and act upon a proposal to approve a certain Consulting Agreement between the Company and The Nybor Group Inc.;

     4. To consider and act upon a proposal to amend the Certificate of Incorporation to change the par value of the common stock from $1.00 par value per share to $.01 par value per share.

     5. To consider and act upon a proposal to approve the selection of Rosenberg Rich Baker Berman & Company as the Company's independent auditors for the 1999 fiscal year; and

     6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 29, 1999 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                    By order of the Board of Directors.

                                                     ROBERT S. BENOU
                                                     President

Somerville, New Jersey
May 17, 1999
--------------------------------------------------------------------------------
                                    IMPORTANT

               IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
               REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
             INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
                IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
--------------------------------------------------------------------------------

                               CONOLOG CORPORATION
                                 5 Columbia Road
                          Somerville, New Jersey 08876

                          ----------------------------

                           P R O X Y  S T A T E M E N T

                                       for

                         ANNUAL MEETING OF SHAREHOLDERS

                            to be held June 17, 1999

                            ------------------------

                                                                    May 17, 1999

     The enclosed proxy is solicited by the Board of Directors of Conolog Corporation, a Delaware corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119 on Thursday, June 17, 1999, at 5:00 p.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election as directors of the nominees listed below to serve until the next Annual Meeting of Shareholders, (ii) approval of the Option Agreement, (iii) approval of the Consulting Agreement; (iv) the amendment to the Certificate of Incorporation; and (v) the selection of Rosenberg Rich Baker Berman & Company as the Company's independent auditors for the 1999 fiscal year. The record date with respect to this solicitation is the close of business on April 29, 1999 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 5 Columbia Road, Somerville, New Jersey 08876, and its telephone number is (908) 722-8081. The shares represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about May 17, 1999.

                               OUTSTANDING SHARES

      The number of outstanding shares entitled to vote at the meeting is 4,257,773 common shares, par value $1.00 per share, not including 8,813 common shares held in treasury. Each common share is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting, directors shall be elected by a plurality of the votes cast and the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for the approval of the Option Agreement, the Consulting Agreement and the approval of the Company's auditors, Rosenberg Rich Baker Berman & Company, as the Company's auditors for fiscal 1999. The affirmative vote of the holders of a majority of the total outstanding common shares is necessary to approve the amendment to the Certificate of Incorporation. Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                              ELECTION OF DIRECTORS

     The five persons named below, all of whom are presently directors of the Corporation, have been nominated for re-election to serve until the Annual Meeting of Shareholders and until their respective successors have been elected and qualified.


                           Positions with                            Number of Shares
                          Corporation and/or       Date of Initial  Beneficially Owned
                               Principal            Election as a     as of April 29,   Percent of
Name (age)                    Occupation               Director           1999             Class
----------                ------------------       ---------------  ------------------  ----------
Robert S. Benou (64)      President and Director         1968           260,000            6.1%

Arpad J. Havasy (61)      Executive Vice                 1968            50,000            1.2%
                          President, Secretary,
                          Treasurer and Director

Louis S. Massad (61)      Director                       1995            15,000            0.3%

Marc R. Benou (31)        Vice President,                1995            30,000            0.7%
                          Assistant Secretary and
                          Director

Edward J. Rielly (31)     Director                       1998               -0-            0.0%

     Each officer holds office at the pleasure of the Board of Directors. The Corporation has no "significant" employees other than the executive officers. There are no arrangements or understandings pursuant to which either the directors or officers was selected as such.

     Robert S. Benou has served as President and a Director of the Corporation since 1968. Mr. Benou is responsible for new product development and supervision of sales and marketing. Mr. Benou is a graduate of Victoria College and holds a BS degree from Kingston College, England and a BSEE from Newark College of Engineering, in addition to industrial management courses at Newark College of Engineering. Robert S. Benou is the father of Marc R. Benou.

     Arpad J. Havasy has served as the Corporation's Executive Vice President and Director since 1968 and is responsible for manufacturing of both components and hardware operations. Mr. Havasy is a graduate of Electromos E's Gepeszeti Technikum (Hungary) and the University of Budapest. In addition, Mr. Havasy has attended courses at both Rutgers University and the American Management Association. Mr. Havasy is on total disability.

     Louis S. Massad has been a Director of the Corporation since April 1995. Mr. Massad has been Vice President, Chief Financial Officer and Director of Computer Power Inc. since 1986. Mr. Massad holds a BS and MS degree from Cairo University (Egypt) and an MBA from Long Island University, New York.

     Marc R. Benou joined the Corporation in 1991 and is responsible for material, purchasing and inventory control. In March 1995, he was elected as Vice President, Assistant Secretary and a Director. Mr. Benou attended Lehigh and High Point University and holds a BS degree in Psychology and a BS in Business Administration and Management. Marc R. Benou is the son of Robert S. Benou, the Corporation's President.

     Edward J. Rielly has been a Director of the Corporation since January 1998. Mr. Rielly is an Application Developer with Chubb & Son. From 1993 to 1998, Mr. Rielly was an Application Developer with the United States Golf Association. Mr. Rielly is a graduate of Lehigh University and holds a BS in Computer Science.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended July 31, 1998, the Board of Directors held 4 meetings. All of the directors attended all of the meetings of the Board of Directors.

     The Company has an Audit Committee, which consists of Messrs. Marc Benou, Massad and Rielly. The Audit Committee reviews the financial reporting and internal controls of the Company and meets with appropriate financial personnel of the Company, as well as its independent auditors, in connection with these reviews. The Audit Committee also recommends to the Board the firm which is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of the Company for the current fiscal year.

     The Corporation does not have a standing compensation or nominating committee.

                               EXECUTIVE OFFICERS

     The executive officers of the Corporation are Robert S. Benou, President, Arpad J. Havasy, Executive Vice President, Secretary and Treasurer, Marc R. Benou, Vice President and Assistant Secretary, information as to each of whom is set forth above and Thomas R. Fogg, Vice President - Engineering. Mr. Fogg joined the Company in 1976 as Chief Engineer responsible for analog and guidance projects. Since 1986, when he became Vice President-Engineering, he led the design team in the development of the Company's commercial products. Mr. Fogg holds a BSEE degree from Lafayette College and a MSEE degree from Rutgers University. Mr. Fogg is a fellow of the Institute of Electrical and Electronic Engineers and has published articles on delay equalization and the use of crystal resonators.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation (consisting entirely of salary) paid (or accrued for) by the Corporation to its President, the only executive officer whose aggregate remuneration exceeded $100,000 in each of the Corporation's last three fiscal years ended July 31, 1998, 1997 and 1996:

                         Summary Compensation Table
                         --------------------------
                                                                             Long-Term
                            Annual Compensation                             Compensation
                    ---------------------------------------               ----------------
                                                     Other
                                                     Annual
Name and Principal   Fiscal                         Compen-
     Position       Year-End    Salary    Bonus     sation             Awards           Payout
------------------  --------    ------    -----     ------             ------           -------

                                                                                                All
                                                                                               Other
                                                                 Restricted  Options/   LTIP   Compen-
                                                                Stock Awards   SARS   Payouts  sation
                                                                ------------   ----   -------  ------
Robert Benou,         1998     $170,000
President             1997     $150,000
                      1996     $150,000

                           INCENTIVE STOCK OPTION PLAN

     On May 15, 1995, the Board of Directors of the Company adopted, and on August 14, 1995 the shareholders approved, the Conolog Corporation 1995/1996 Stock Option Plan (the "Option Plan"). The Option Plan is designed to permit the Company to grant either incentive stock options under Section 422A of the Internal Revenue Code (the "Code") or nonqualified stock options. Under the Option Plan, a Stock Option Committee (the "Option Committee") of the Board is authorized to grant options to purchase up to 200,000 shares of stock to key employees, officers, directors and consultants of the Company. The Option Committee administers the Option Plan and designates the optionees, the type of options to be granted (i.e., nonqualified or incentive stock options), the number of shares subject to the options and the terms and conditions of each option. The terms and conditions include the exercise price, date of grant and date of exercise of each option. An employee may, at the discretion of the Option Committee, be permitted to exercise an option and make payment by giving a personal note.

     Incentive stock options may only be granted to employees of the Company and not to directors or consultants who are not so employed. The exercise price for incentive stock options must be at least one hundred percent (100%) of the fair market value of the Common Stock as determined by the Option Committee on the date of grant. All incentive stock options under the Option Plan must be granted within ten (10) years from the date of adoption of the Option Plan and each option must be exercised, if at all, within ten (10) years of the date of grant. In no event may any employee be given incentive stock options whereby more than $100,000 of options become exercisable for the first time in a single calendar year. All incentive stock options must be exercised by an optionee within three
(3) months after termination of the optionee's employment, unless such termination is as a result of death, disability or retirement. In the event an optionee's employment is terminated as a result of death or disability, such optionee or his designated beneficiary shall be entitled to exercise any and all options for a period of twelve (12) months after such termination. If an optionee's employment is terminated as a result of retirement, the optionee shall be entitled to exercise his options for a period of twenty-four (24) months following such termination.

     Nonqualified stock options under the Option Plan are generally subject to the same rules as discussed above. Nonqualified stock options may, however, also be granted to directors and consultants, whether or not such individuals are employees of the Company. The exercise price for nonqualified stock options may not be granted at less than eighty-five percent (85%) of the fair market value of the shares on the date of grant.

     On November 4, 1998, the Board of Directors granted 105,000 options to officers and employees of the Company at an exercise price of $.6875, the fair market value on the date of grant.

                              EMPLOYMENT AGREEMENTS

     The Company entered into a five-year employment agreement, commencing June 1, 1997 and ending May 31, 2002, with Robert S. Benou. Under his employment agreement, Mr. Benou will receive an annual base salary of $150,000 for the first year of employment with an increase of $20,000 beginning November 1997 and every profitable year thereafter. In addition, Mr. Benou is entitled to an annual bonus equal to 6% of the Company's annual "income before income tax provision," as stated in its annual Form 10-K. The employment agreement also entitled Mr. Benou to the use of an automobile and to employee benefit plans, such as life, health, pension, profit sharing and other plans.

     Under the employment agreement, employment terminates upon death or disability of the employee and employee may be terminated by the Company for cause. The Company intends to maintain a $1,000,000 life insurance policy on the life of Robert S. Benou.

     The Company entered into a five-year employment agreement, commencing June 1, 1997 and ending May 31, 2002, with Marc R. Benou. Under his employment agreement, Mr. Benou will receive an annual base salary of $55,000 for the first year of employment, with an increase of $6,000 beginning November 1997 and every year thereafter.

     Mr. Benou is entitled to an annual bonus equal to 3% of the Company's annual "income before income tax provision," as stated in its annual Form 10-K. The employment agreement also entitles him to the use of an automobile and to employee benefit plans, such as life, health, pension, profit sharing and other plans. Under the employment agreement, employment terminates upon death or disability of the employee and employee may be terminated by the Company for cause.

                            COMPENSATION OF DIRECTORS

     No director of the Corporation receives any cash compensation for his services as such. Currently, the Corporation has two directors who are not employees, Mr. Massad and Mr. Rielly.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The full Board of Directors made all decisions concerning executive compensation during fiscal 1998. During fiscal 1998, no executive officers of the Corporation served as a member of the compensation committee or board of directors of another entity.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of April 29, 1999, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares of the Company, (ii) each of the Company's directors and (iii) all current directors and officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.

Name and Address of                      Amount and Nature              Percent
Beneficial Owner                      of Beneficial Ownership          of Class
-------------------                   -----------------------          --------
Robert S. Benou  (1)                          260,000                    6.1%
Arpad J. Havasy  (1)                           50,000                    1.2%
Marc R. Benou  (1)                             45,000                    0.7%
Louis Massad  (1)                              15,000                    0.3%
Thomas Fogg  (1)                               12,000                    0.3%
Edward J. Rielly  (1)                            -0-                     0.0%

All Executive Officers                        367,000                    8.6%
and Directors as a Group
(6 Persons)

----------------
(1) The address for these individuals is c/o Conolog Corporation, 5 Columbia Road, Somerville, New Jersey 08876.

                              CERTAIN TRANSACTIONS

     The Company has adopted a policy that transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and that all transactions between the Company and its officers, directors, principal shareholders and affiliates will be approved by a majority of the Company's Board of Directors.

                    PROPOSAL TO APPROVE THE OPTION AGREEMENT

     The Company and CLOG LLC have entered into an Option Agreement, dated as of December 22, 1998, which was amended and restated as of May 5, 1999 (the "Option Agreement"). Pursuant to the Option Agreement, the Company has granted an option to CLOG to purchase convertible debentures of the Company having an aggregate principal amount of up to $2,000,000. CLOG's option may be exercised at any time prior to December 31, 1999, subject to shareholder approval of the Option Agreement. The Option Agreement provides that the expiration date may be extended by the Company.

     Each convertible debenture is convertible into common stock of the Company at a conversion rate of $1.00 per share, the fair market value of the common stock on the date of the Option Agreement. If CLOG were to exercise its option for all $2,000,000 of convertible debentures, it would have the right to convert those notes into 2,000,000 shares of common stock (the "Conversion Shares"), which would represent approximately 32% of the outstanding common stock of the Company (without giving effect to the issuance of shares pursuant to the Consulting Agreement discussed under "Proposal to Approve the Consulting Agreement"). The Option Agreement provides that the voting power of any Conversion Shares owned by CLOG will be voted in the same manner as shares voted by all other shareholders of the Company. For example, if, of the votes cast on a particular proposal, the other shareholders vote 60% for and 40% against the proposal, CLOG will vote its Conversion Shares 60% for and 40% against the proposal. This effectively nullifies CLOG's vote (other than to satisfy quorum and minimum vote requirements) and permits the shareholders to maintain their voting power.

     Each convertible debenture will bear interest at the rate of 8% per annum and will be due 12 months from the date such debenture is issued, subject to acceleration under certain circumstances. At maturity, except with respect to the initial $200,000 loaned, the Company will have the option to pay each debenture, together with all accrued interest thereon, by issuing shares of a new Series C preferred stock having a value of $5.00 per share for purposes of such repayment.

     The Series C preferred will be non-voting and carry a cumulative dividend of 8% per annum, which may be payable by the issuance of shares of common stock valued at $5.00 per share. The Series C preferred will be convertible into common stock at the rate of one share of common stock for each share of Series C preferred and have a liquidating preference of $5.00 per share. The Series C preferred may be redeemed by the Company at any time by paying $5.00 in cash therefor.

     The Option Agreement also provides that, for the one-year period commencing on the issuance of any shares of Series C preferred (the "Registration Period") CLOG may elect to include its Series C preferred in any post-effective amendment to the Registration Statement discussed below or any new registration statement under the Securities Act of 1933, as amended (the "Act"). In addition, the Option Agreement also provides that, during the Registration Period, CLOG may give notice to the Company to the effect that it desires to register its shares under the Act for public distribution, in which case the Company will file a post-effective amendment to a then current registration statement or a new registration statement.

     Pursuant to the Option Agreement, the Company filed a Registration Statement with the Securities and Exchange Commission (the "Commission") covering the resale of the 2,000,000 shares of common stock into which the convertible debentures are convertible. Such Registration Statement was declared effective by the Commission on April 12, 1999. The Company will take appropriate measures to update the Registration Statement and the Prospectus to reflect the results of the shareholder vote on this and the following proposal.

     The managing member of CLOG, Warren Schreiber, also serves as President of The Nybor Group, Inc. (see "Proposal to Approve the Consulting Agreement" below).

     The Board of Directors is recommending the approval of the Option
Agreement.

                  PROPOSAL TO APPROVE THE CONSULTING AGREEMENT

     The Company and The Nybor Group Inc. have entered into a Consulting Agreement, dated as of December 22, 1998, which was amended and restated as of May 5, 1999 (the "Consulting Agreement"). Pursuant to the Consulting Agreement (the effectiveness of which is subject to shareholder approval), Nybor has agreed to provide the services of its President, Warren Schreiber, to the Company for management consulting and financial consulting purposes through December 31, 2004. Mr. Schreiber also serves as the managing member of CLOG LLC (see "Proposal to Approve the Option Agreement"). As compensation, Nybor will receive 1,057,143 shares of common stock (the "Consulting

Shares"), which would represent 19.9% of the outstanding common stock of the Company (without giving effect to the issuance of shares pursuant to the Option Agreement discussed under "Proposed To Approve the Option Agreement").

     Pursuant to the Consulting Agreement, the Consulting Shares are considered earned in full immediately upon shareholder approval of the Consulting Agreement. Therefore, none of the Consulting Shares are returnable by Nybor even if it is unable to provide the consulting services called for under the Consulting Agreement (as a result of, for example, the death or disability of Mr. Schreiber).

     The Consulting Agreement provides that the voting power of the Consulting Shares owned by Nybor will be voted in the same manner as shares voted by the other shareholders (as discussed above under "Proposal to Approve the Option Agreement").

     The Registration Statement discussed above under "Proposal to Approve the Option Agreement" also covered the resale of the shares issuable pursuant to the Consulting Agreement.

     The Company has benefitted from prior consulting agreements it has had with Warren Schreiber and the Board of Directors is recommending the approval of the Consulting Agreement.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

     There is being submitted to the shareholders for approval at the 1999 Annual Meeting a proposal to amend the Certificate of Incorporation to change the par value of the Company's common stock from $1.00 par value per share to $.01 par value per share.

     Under the Delaware General Corporation Law, the Company cannot issue its common stock for consideration which is less than the par value of the stock. While the Company does not currently have plans to issue common stock for consideration which is less than the current par value, changing the par value from $1.00 to $.01 per share will provide the Company the flexibility to issue shares for consideration which the Board of Directors deems appropriate at the time of issuance. The Board of Directors is recommending the amendment to the Certificate of Incorporation.

                             SELECTION OF AUDITORS

     The Board of Directors recommends the selection of Rosenberg Rich Baker Berman & Company as independent auditors to examine its financial statements for the fiscal year ending July 31, 1998.

     Representatives of Rosenberg Rich Baker Berman & Company are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting.

                              SHAREHOLDER PROPOSALS

     Proposals by any shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Corporation for inclusion in material relating to such meeting not later than January 14, 2000.

                                    EXPENSES

     All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. Georgeson & Co. has been engaged to assist in the solicitation of proxies, brokers, nominees, fiduciaries and other custodians. The Company will pay that firm approximately $15,000 for its services and reimburse its out-of-pocket expenses.

                                     By Order of the Board of Directors,

                                              Robert S. Benou
                                              President

                                                                       Exhibit A

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                               Conolog Corporation

--------------------------------------------------------------------------------

                            Under Section 242 of the
                        Delaware General Corporation Law

--------------------------------------------------------------------------------

      Conolog Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended by changing the article thereof numbered fourth so that, as amended, said Article FOURTH shall be and read as follows:

      "FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is twenty-two million (22,000,000) shares of which two million (2,000,000) shares having a par value of $.50 per share are to be classified as Preferred Stock and twenty million (20,000,000) shares, having a par value of $.01 per share are to be classified as Common Stock."

      2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed this Certificate this 17th day of June, 1999.


                                                      /S/
                                                      --------------------------
                                                      Robert S. Benou, President

ATTEST:

/S/
--------------------------
Arpad J. Havasy, Secretary

                               CONOLOG CORPORATION

                                      PROXY

Annual Meeting of Shareholders - Thursday, June 17, 1999.

     The undersigned shareholder of Conolog Corporation (the "Company") hereby appoints Robert S. Benou the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on April 29, 1999 at the Annual Meeting of Shareholders of the Company to be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119 at 5:00 p.m., local time, on Thursday, June 17, 1999, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

Please mark boxes |X| or |X| in blue or black ink.

1. Election of Directors.

FOR all nominees  / /

WITHHOLD authority only for those nominees whose name(s) I have written below / /

WITHHOLD authority for ALL nominees  / /

Nominees for Directors are:  Robert S. Benou
                             Arpad J. Havasy
                             Louis S. Massad
                             Marc R. Benou
                             Edward J. Rielly

--------------------------------------------------------------------------------
2. Proposal to approve the Option Agreement.

         For  / /        Against  / /        Abstain  / /

--------------------------------------------------------------------------------
3. Proposal to approve the Consulting Agreement.

         For  / /        Against  / /        Abstain  / /

--------------------------------------------------------------------------------
4. Proposal to amend the Certificate of Incorporation.

         For  / /        Against  / /        Abstain  / /

--------------------------------------------------------------------------------
5. Proposal to approve the selection of Rosenberg Rich Baker Berman & Company as the Company's independent auditors for the fiscal year ending July 31, 1999.

         For  / /        Against  / /        Abstain  / /

--------------------------------------------------------------------------------
6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.



                                         SIGNATURE(S) should be exactly as name
[Sign, Date and Return the               or names appear on this proxy. If stock
Proxy Card Promptly Using the            is held jointly, each holder should
Enclosed Envelope.]                      sign.  If signing is by attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title.

                                  Dated _______________________, 1999


                                  ___________________________________
                                               Signature

                                  ___________________________________
                                               Print Name

                                  ___________________________________
                                               Signature

                                  ___________________________________
                                               Print Name